SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

--------------------------------------------------------------------------------

Check the appropriate box:

|_| Preliminary Proxy Statement                |_| Confidential for use of the
|X| Definitive Proxy Statement                     Commission Only (as permitted
|_| Definitive Additional Materials                by Rule 14a-6(e)(2))
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Medford Bancorp, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              MEDFORD BANCORP, INC.
                                 29 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                            TELEPHONE: (781) 395-7700

                                                                  March 24, 1999

Dear Stockholder:

      You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Medford Bancorp, Inc. (the "Company") to be held on Monday, April 26, 1999 at 10:00 a.m., local time, at Medford Savings Bank, Five High Street, Suite 202, Medford, Massachusetts.

      The Annual Meeting has been called for the following purposes:

      1.    To elect four Directors of the Company for a three-year term.

      2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on March 1, 1999, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT AT THE ANNUAL MEETING YOU VOTE "FOR" PROPOSAL ONE.


                                    Very truly yours,


                                    /s/ Arthur H. Meehan

                                    ARTHUR H. MEEHAN
                                    Chairman, President and
                                    Chief Executive Officer


                                    IMPORTANT

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                              MEDFORD BANCORP, INC.
                                 29 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                            TELEPHONE: (781) 395-7700

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 1999

                            ------------------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Medford Bancorp, Inc. (the "Company") will be held at Medford Savings Bank, Five High Street, Suite 202, Medford, Massachusetts, on Monday, April 26, 1999, at 10:00 a.m., local time, for the following purposes:

      1.    To elect four Directors of the Company for a three-year term.

      2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

      The Board of Directors of the Company has fixed the close of business on March 1, 1999, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

      In the event that there are not sufficient votes to approve the foregoing proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

      The above matters are described in detail in the accompanying Proxy Statement.

                                    By Order of the Board of Directors


                                    /s/ Eugene R. Murray

                                    EUGENE R. MURRAY
                                    Clerk

March 24, 1999

Medford, Massachusetts


                                    IMPORTANT

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                              MEDFORD BANCORP, INC.
                                 29 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                            TELEPHONE: (781) 395-7700

                            ------------------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 1999

                            ------------------------

                 VOTING, REVOCATION AND SOLICITATION OF PROXIES

Annual Meeting

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Medford Bancorp, Inc. (the "Company") for use at its 1999 Annual Meeting of Stockholders to be held at Medford Savings Bank, Five High Street, Suite 202, Medford, Massachusetts, on Monday, April 26, 1999, at 10:00 a.m., local time, and any adjournments or postponements thereof.

      At the Annual Meeting, stockholders of the Company will be asked to consider and vote upon the following matters:

      1.    To elect four Directors of the Company for a three-year term.

      2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

      The accompanying Notice of Meeting and this Proxy Statement are initially being mailed on or about March 24, 1999 to record holders of the Company's common stock as of March 1, 1999 (the "Record Date").

Annual Report

      The Company's 1998 Annual Report, including the Company's Annual Report on Form 10-K, for the year ended December 31, 1998 (the "Annual Report"), which contains the Company's consolidated financial statements audited by its independent certified public accountants and their report thereon, is being delivered simultaneously with this Proxy Statement to stockholders of record of the Company as of the Record Date. The Annual Report, however, is not part of the Company's proxy soliciting material. Additional copies of the Annual Report, and copies of the Company's Annual Report on Form 10-K, for the year ended December 31, 1998 as filed with the Securities and Exchange Commission (the "SEC") (without exhibits), are available upon written request, without charge, from the Company. Such requests should be directed to: Medford Bancorp, Inc., 29 High Street, Medford, Massachusetts 02155, Attention: Shareholder Relations.

Record Date; Voting

      The Board of Directors of the Company has fixed the close of business on March 1, 1999 as the Record Date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of record of Common Stock of the Company at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the close of business on the Record Date, there were 8,364,330 shares of Common Stock of the Company issued and outstanding and entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of such date, there were approximately 1,161 holders of record of the Company's Common Stock. The holders of the Company's Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held upon each matter properly submitted to the Annual Meeting and any adjournments or postponements thereof.

Proxies

      Holders of the Company's Common Stock are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope. The proxy card must be signed and dated for it to be properly executed. If the enclosed proxy card is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Executed proxies with no instruction indicated thereon will be voted "FOR" Proposal One (the election of the four nominees of the Board of Directors of the Company). In their discretion, the persons named in the proxy card are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

      The presence of a stockholder at the Annual Meeting will not automatically revoke the stockholder's proxy. A stockholder of record may, however, revoke a proxy at any time prior to the voting thereof on any matter by filing with the Clerk of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Medford Bancorp, Inc., 29 High Street, Medford, Massachusetts 02155, Attention: Shareholder Relations.

      In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, Directors and employees of the Company who will not be specially compensated for such solicitation activities. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection. The Company has also retained Corporate Investor Communications, Inc., a proxy soliciting firm, to assist in the solicitation of proxies at a fee of approximately $4,000, plus reimbursement of certain out-of-pocket costs. The cost of soliciting proxies, including the fee of Corporate Investor Communications, Inc., will be borne by the Company.

Quorum and Stockholder Vote Required

      The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, a plurality of the votes cast at the Annual Meeting is necessary to elect each of the nominees for Director.

      In accordance with the By-laws of the Company and applicable state law, abstentions, votes withheld for director nominees and broker non-votes (that is, shares represented at the meeting which are held by a broker or other nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote for the purpose of determining whether quorum is present. Abstentions and broker non-votes will not be counted as voting at the Annual Meeting and, therefore, will have no effect on the outcome of Proposal One.

                                  PROPOSAL ONE

                         ELECTION OF CLASS OF DIRECTORS

      The Board of Directors of the Company currently consists of ten members and is divided into three classes. One of the three classes of Directors consists of four members and two classes consist of three members. The term of office of the Directors in one of the classes expires in each year, and their successors are elected at each annual meeting of stockholders for a term of three years and until their successors are elected and qualified. The terms of David L. Burke, Mary Lou Doherty, Arthur H. Meehan, and Eugene R. Murray as Directors of the Company expire in 1999.

      At the Annual Meeting, four persons will be elected Directors of the Company to serve for a three-year term until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors of the Company has nominated David L. Burke, Mary Lou Doherty, Arthur
H. Meehan, and Eugene R. Murray for reelection as Directors of the Company for three-year terms.

      Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy "FOR" the election of each of the nominees named above as Directors of the Company. The Board of Directors believes that each of the nominees will stand for election and, if elected, will serve as a Director. However, if any nominee fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

      The Board of Directors recommends that stockholders vote "FOR" the election of each of the nominees proposed by management for Directors named herein.

                                   DIRECTORS

      The following table sets forth as of January 1, 1999, information supplied by each person who is currently a Director and/or a nominee for election as a Director of the Company with respect to such person's age, principal occupation for the past five years and the year in which the person began serving as a Director or Trustee of Medford Savings Bank (the "Bank") (prior to the formation of the Company).

      NOMINEES FOR ELECTION AT THE ANNUAL MEETING FOR A THREE-YEAR TERM

                              Director
Name                    Age   Since       Principal Occupation
----                    ---   -----       --------------------

David L. Burke          55    1995        President and Treasurer of Boston Steel &
                                          Manufacturing Company in Malden, Massachusetts

Mary Lou Doherty        73    1983        Assistant Principal, Medford school system (retired)

Arthur H. Meehan        63    1992        Chairman of the Board of Directors of the Company
                                          and the Bank; President and Chief Executive Officer
                                          of the Company; President, Chief Executive Officer
                                          and a Director of the Bank since 1993

Eugene R. Murray        66    1979        Clerk of the Company and of the Bank;
                                          Underwriting Manager of Boston Office of Cigna
                                          Special Risk Facilities (retired)

         DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2000 ANNUAL MEETING

                              Director
Name                    Age   Since       Principal Occupation
----                    ---   -----       --------------------

Edward D. Brickley      63    1973        Manager of Corporate International Accounting at
                                          Polaroid Corporation in Cambridge, Massachusetts
                                          (retired)

Robert A. Havern, III   49    1981        Attorney in private practice in Arlington,
                                          Massachusetts; Member of State Legislature of the
                                          Commonwealth of Massachusetts since 1987

Francis D. Pizzella     71    1976        Attorney at law; President of Savings Bank Life
                                          Insurance Company of Massachusetts and
                                          President of the Savings Bank Employees
                                          Retirement Association (retired)

         DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2001 ANNUAL MEETING

Paul J. Crowley         68    1993        Founder and Chairman Emeritus of Computer
                                          Partners and former President of C.S.C. Consulting
                                          Group (retired)

Edward J. Gaffey        61    1984        President of Country Way Trust; former President
                                          and Treasurer of Edward J. Gaffey & Sons, Inc.,
                                          operating funeral homes in Medford, Arlington and
                                          Scituate, Massachusetts

Andrew D. Guthrie,
  Jr., M.D.             69    1983        Physician, President of Mistick Pediatric Associates

The Board of Directors, Its Committees and Compensation

     The following is a description of the Executive, Audit, Compensation and Options Committees of the Board of Directors of the Company. The Board of Directors acts as a nominating committee, selecting nominees for election or reelection as Directors and officers. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's By-Laws. See "STOCKHOLDER PROPOSALS" for a summary of these requirements.

     Executive Committee. The Bank's Executive Committee met 14 times and the Company's Executive Committee did not meet during fiscal year 1998. The members of the Executive Committees of the Company and of the Bank during 1998 were Messrs. Meehan (Chairman), Crowley, Gaffey, Murray and Pizzella. The Executive Committee is vested with the authority of the Board of Directors in most matters between meetings of the Board of Directors. Except for Mr. Meehan, who received no compensation for his service, members of the Bank's Executive Committee received $400 for each meeting they attended during fiscal year 1998, as well as annual fee of $8,600.

     Audit Committee. The Company's Audit Committee met 5 times. The members of the Company's Audit Committee during 1998 were Messrs. Gaffey (Chairman and Clerk), Brickley and Pizzella. The Audit Committee reviews the financial statements and the scope of the annual audit, monitors internal financial and accounting controls, and recommends to the Board of Directors of the Company the appointment of independent certified public accountants. Members of the Company's Audit Committee received $450 (the Clerk received an additional fee of $125 per meeting) for each meeting they attended during fiscal year 1998 and an annual fee of $2,400.

     Compensation and Options Committee. The Company's Compensation and Options Committee met 2 times during 1998. The Compensation and Options Committee of the Company consists of Messrs. Murray (Chairman), Burke, Crowley, Gaffey, and Pizzella. The Compensation and Options Committee establishes salary increases and other compensation-related issues for the Chairman, President and Chief Executive Officer, and reviews the proposed salary increases of all other senior executives and all officers as a group. The Compensation and Options Committee also determines, pursuant to the Medford Bancorp, Inc. Stock Option Plan, the persons to whom options will be granted, the number of shares underlying the options, the types of options and other terms and conditions of the options. Members of the Company's Compensation and Options Committee received $450 for each meeting they attended during fiscal year 1998.

     The Board of Directors of the Company held 9 meetings during fiscal 1998. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors of the Company. Except for Mr. Meehan, who received no compensation for his service, directors of the Company received $325 for each meeting of the Board of Directors that they attended.

     Pursuant to the Company's Directors Deferred Compensation Plan for Outside Directors, non-employee Directors may defer payment of all or any part of annual fees, meeting fees, committee fees, and other payments for services rendered by the Directors ("Fees") and may invest such Fees in the Company's Common Stock. Under this plan, Fees earn interest and dividends and are payable at the Director's election in installments over a three-year period following the Director's retirement from the Board of Directors, death, or disability.

                 OWNERSHIP BY MANAGEMENT AND OTHER STOCKHOLDERS

     The following table sets forth certain information with respect to the number of shares of the Company's Common Stock beneficially owned as of January 1, 1999 by the Chairman, President and Chief Executive Officer, the other four most highly compensated executive officers (including executive officers of the Bank), each Director and all Directors and executive officers as a group.

                            Amount and Nature of         Percentage of
                                 Beneficial              Outstanding
Executives                  Ownership (1)(2)(3)         Common Stock
----------                  -------------------         ------------

Arthur H. Meehan.....            267,595(4)                  3.20%
  Chairman, President, Chief
  Executive Officer and Director
  of the Company
Phillip W. Wong......             66,208                       *
  Executive Vice President,
  Chief Financial Officer and
  Treasurer of the Company
George A. Bargamian..             77,147                       *
  Senior Vice President of
  the Bank
Eric B. Loth.........             62,906                       *
  Senior Vice President of
  the Bank
William F. Rivers....             84,950(5)                  1.02%
  Senior Vice President of
  the Bank

Directors
---------

Edward D. Brickley...             30,930(6)                    *
David L. Burke ......              6,790(7)                    *
Paul J. Crowley......            106,958(8)                  1.28%
Mary Lou Doherty.....             20,072                       *
Edward J. Gaffey.....            108,352(9)                  1.30%
Andrew D. Guthrie....             49,908                       *
Robert A. Havern.....             34,396                       *
Eugene R. Murray.....             73,465                       *
Francis D. Pizzella..            156,453(10)                 1.87%
All Directors and Executive
  Officers as a Group (14
  persons)...........          1,146,130                    13.70%

------------

*     Less than 1%

(1) Unless otherwise noted in the footnotes to this table, each of the Directors, nominees and executive officers has sole or shared voting and investment power for the shares of Common Stock beneficially owned by him/her. The amounts set forth for Messrs. Meehan, Wong, Bargamian, Loth and Rivers include 9,597, 2,608, 12,043, 104 and 22,646 shares, respectively, allocated to their accounts under the Bank's Employees' Stock Ownership Plan (the "ESOP").

(2) The shares of Common Stock in this column include those shares which may be acquired by the persons or group indicated pursuant to the exercise of stock options within 60 days of January 1, 1999.

(3) This share ownership includes shares of Common Stock allocated to the account of Directors under the Deferred Investment Plan for Outside Directors. Under this plan 7,281, 1,970, 10,166, 31,162, 17,116, 30,035 and 29,124 shares of Common Stock have been allocated to the accounts of Messrs. Brickley, Burke, Crowley, Gaffey, Guthrie, Murray and Pizzella, respectively.

(4) Mr. Meehan also has an interest in a 401(k) Plan Share Fund which may invest in the Company's stock. He does not have voting power over the shares, but does have the right to dispose of them.

(5) Mr. Rivers also has an interest in a 401(k) Plan Share Fund which may invest in the Company's stock. He does not have voting power over the shares, but does have the right to dispose of them.

(6) Of the shares of Common Stock listed as owned by Mr. Brickley, 7,107 shares are owned by Mr. Brickley's wife. Mr. Brickley disclaims beneficial ownership of these shares.

(7) Of the shares of Common Stock listed as owned by Mr. Burke, 720 shares are owned by Mr. Burke's wife. Mr. Burke disclaims beneficial ownership of these shares.

(8) Of the shares of Common Stock listed as owned by Mr. Crowley, 10,000 shares are owned by Mr. Crowley's wife. Mr. Crowley disclaims beneficial ownership of these shares.

(9) Of the shares of Common Stock listed as owned by Mr. Gaffey, 21,150 shares are owned by Mr. Gaffey's wife. Mr. Gaffey disclaims beneficial ownership of these shares.

(10) Of the shares of Common Stock listed as owned by Mr. Pizzella, 33,063 shares are owned by Mr. Pizzella's wife. Mr. Pizzella disclaims beneficial ownership of these shares.

      The following table presents information as to the entities known to the Company to be beneficial owners of more than five percent of the Common Stock of the Company as of December 31, 1998.

                                                                  Amount and Nature   Percentage of
                                                                    of Beneficial      Outstanding
       Name And Address of Beneficial Owner                           Ownership        Common Stock
       ------------------------------------                           ---------        ------------

Dimensional Fund Advisors Inc. ...............                         671,000(1)          8.02%
  1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401

Investors Bank and Trust Bank, in its capacity as Trustee of the
  Medford Savings Bank Employees' Stock Ownership Plan                 426,776(2)          5.10%
  24 Federal Street, Boston, Massachusetts 02110

------------

(1) The Company has relied upon the information set forth in the Schedule 13G filed with the SEC by Dimensional Fund Advisors Inc. ("Dimensional") for beneficial ownership of shares of Common Stock as of December 31, 1998. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts (these investment companies and investment vehicles are the "portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over such shares of Common Stock owned by the Portfolios. Dimensional disclaims beneficial ownership of all such shares of Common Stock.

(2) The Company has relied on information furnished by the Trustee of the ESOP to the Company.

                             EXECUTIVE COMPENSATION

      Executive officers of the Company currently receive no compensation in their capacities as executive officers of the Company but are compensated as employees of the Bank.

      The following table sets forth information concerning the compensation for services rendered in all capacities during the three fiscal years through 1998 earned by the Chairman, President and Chief Executive Officer, and the four other most highly compensated executive officers of the Bank (who, in the case of Messrs. Meehan and Wong, are also officers of the Company).

I. Summary Compensation Table

                                                                               Long-term
                                                                             Compensation
                                           Annual Compensation (1)             Awards(3)          All
                                   -------------------------------------      Securities         Other
Name and Principal Position                                                   Underlying         Annual
with the Bank                      Year         Salary ($)     Bonus(2)$      Options (#)     Compensation
-------------                      ----        -----------    ----------     ------------     ------------

Arthur H. Meehan,                  1998       $420,000           $95,000          7,500        $241,504(4)
   Chairman, President and         1997        380,000            75,000          5,000         100,961(4)
   Chief Executive Officer         1996        345,000            60,000           None          38,375(4)

Phillip W. Wong,                   1998       $137,500           $25,000          3,000          $2,428(5)
   Executive Vice President,       1997        125,000            25,000          2,000           2,250(5)
   Chief Financial Officer,        1996        114,000            25,000           None           2,085(5)
     and Treasurer

George A. Bargamian,               1998       $124,000           $20,000          3,000          $2,153(6)
  Senior Vice President            1997        118,000            15,000          2,000           2,040(6)
                                   1996        110,000            18,000           None           1,950(6)

Eric B. Loth,                      1998       $123,000                $0          3,000          $2,141(7)
   Senior Vice President           1997        116,000            15,000          2,000           1,890(7)
                                   1996        110,000            10,000           None           1,725(7)

William F. Rivers,                 1998       $116,600           $18,000          3,000          $2,041(8)
   Senior Vice President           1997        110,000            15,000          2,000           1,905(8)
                                   1996        103,000            17,000           None           1,845(8)

--------------------

(1) Excludes the value of certain perquisites and benefits furnished by the Company or Bank to its executive officers to facilitate the conduct of its business. The aggregate amount of such benefits for each executive officer did not exceed the lesser of $50,000 or 10% of the compensation reported in the table for such individual.

(2) Amounts paid under the Bank's Incentive Compensation Program for services rendered in the year reported.

(3) None of the executives listed received any restricted stock awards or LTIP payouts during the three years reported.

(4) A contribution of $2,500, $2,375 and $2,375 was made to Mr. Meehan's 401(k) account in 1998, 1997 and 1996, respectively. A contribution of $24,000, $42,739 and $36,000 was made to Mr. Meehan's Supplemental Executive Retirement Plan in 1998, 1997 and 1996, respectively. A contribution of $215,004 and $55,847 was made to Mr. Meehan's Executive Supplemental Benefit Agreement in 1998 and 1997, respectively.

(5) A contribution of $2,428, $2,250 and $2,085 was made to Mr. Wong's 410(k) account in 1998, 1997 and 1996, respectively.

(6) A contribution of $2,153, $2,040 and $1,950 was made to Mr. Bargamian's 401(k) account in 1998, 1997 and 1996, respectively.

(7) A contribution of $2,141, $1,890 and $1,725 was made to Mr. Loth's 401(k) account in 1998, 1997 and 1996, respectively.

(8) A contribution of $2,041, $1,905 and $1,845 was made to Mr. Rivers' 401(k) account in 1998, 1997 and 1996, respectively.

II. Stock Options Granted in Fiscal 1998

      The following table sets forth information concerning individual grants of stock options made during fiscal 1998 to each executive officer of the Company and/or the Bank listed below. Neither the Company nor the Bank granted any stock appreciation rights during fiscal 1998.

                                                                                          Potential Realizable
                                                                                                 Value
                                                                                          At Assumed Annual
                                                                                         Rates of Stock Price
                                                                                        Appreciation for Option
                                  Individual Grants                                               Term
--------------------------------------------------------------------------------------  -----------------------
                           Number of      Percentage of
                           Securities     Total Options
                           Underlying     Granted to        Exercise or
                           Options        Employees         Base Price     Expiration
Name                       Granted        In Fiscal Year    ($/sh)         Date             5%($)        10%($)
------------------         ----------     --------------    ------------   -----------      -----        ------
Arthur H. Meehan               7,500           20.0%         $16.8125        12/23/08      $79,300      $200,961

Phillip W. Wong,               3,000            8.0%         $16.8125        12/23/08      $31,720       $80,384

George A. Bargamian            3,000            8.0%         $16.8125        12/23/08      $31,720       $80,384

Eric B. Loth                   3,000            8.0%         $16.8125        12/23/08      $31,720       $80,384

William F. Rivers              3,000            8.0%         $16.8125        12/23/08      $31,720       $80,384

III. Option Exercises and Year-End Value Table

      The following table sets forth the aggregate number of stock options exercised by each executive officer of the Company and/or the Bank listed below and, for each such executive officer, the number of exercisable and unexercisable stock options and the value of exercisable and unexercisable "in-the-money" stock options at the end of fiscal 1998.

                   Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Value
                   ------------------------------------------------------------------------

                                                                        Number of               Value of
                                                                        Securities             Unexercised
                                                                        Underlying             In-The-Money
                                                                        Unexercised          Securities Under-
                                                                          Options              lying Options
                           Shares Acquired                             at FY-End (#)           at FY-End ($)
                             on Exercise             Value             Exercisable/            Exercisable/
Name                             (#)             Realized($)(1)        Unexercisable          Unexercisable(1)
--------------------------------------------------------------------------------------------------------------
Arthur H. Meehan              14,000(2)            $195,125(2)          163,784/13,500        $1,711,635/$4,688

Phillip W. Wong                  -0-                  -0-               61,600/5,400          $673,950/$1,875

George A. Bargamian           24,000(2)            $438,750(2)          23,600/5,400          $306,638/$1,875

Eric B. Loth                     -0-                  -0-               61,600/5,400          $433,950/$1,875

William F. Rivers             11,000(2)            $179,781(2)          41,600/5,400          $561,450/$1,875

(1) Market value of underlying securities at exercise or year-end minus the exercise or base price. Market value is calculated on the basis of the closing price for the Common Stock as reported on the Nasdaq National Market of $16.75 on December 31, 1998.

(2) Because the shares have not been sold by the executive, they are reflected in the beneficial ownership table.

Pension Plan

      The Bank provides a non-contributory qualified retirement plan for its eligible employees through the Savings Banks Employees Retirement Association. The retirement plan provides that the retirement benefit provided to any participant will be based on the average of the highest three consecutive years of cash compensation during the participant's employment at the Bank.

      The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous plan provisions in effect on December 31, 1998. The benefits listed in the table are not subject to any deduction for Social Security or other offset amount.

                                       ANNUAL PENSION BENEFIT
                                   BASED ON YEARS OF SERVICE(1)(2)
                                   -------------------------------
                                                              25 OR
AVERAGE COMPENSATION            10 YRS     15 YRS    20 YRS  MORE YRS
---------------------------------------------------------------------
$ 60,000..................       9,232     13,848    18,465   23,081
  80,000..................      12,932     19,398    25,865   32,331
 100,000..................      16,632     24,948    32,265   41,581
 120,000..................      20,332     30,498    40,665   50,831
 140,000..................      24,032     36,048    48,065   60,081
 150,000..................      25,882     38,823    51,765   64,706
 160,000..................      27,732     41,598    55,465   69,331

------------

(1) The annual pension benefit is computed on the basis of a straight-life annuity.

(2) Federal law does not permit qualified pension plans to recognize compensation in excess of $160,000 for plan years beginning in 1998 or to pay an annual benefit in excess of $130,000 for plan years beginning in 1998.

      The number of credited years of service at December 31, 1998 and the estimated credited years at age 65 (the maximum number of credited service years is 25 years), respectively, for purposes of the retirement plan for the following executive officers were: Mr. Meehan 7 and 9; Mr. Wong 6 and 22; Mr. Bargamian 11 and 25; Mr. Loth 4 and 13 and Mr. Rivers 25 and 25.

Employment Contract, Special Termination Agreements, Other Agreements

      The Bank and the Company entered into an amended and restated employment agreement with Mr. Meehan, effective November 26, 1997, to include the Company as a party (the "Amended and Restated Agreement"). Although the Amended and Restated Agreement has an initial term of three years, on April 27, 1998, and on each successive anniversary of that date, unless the Company and the Bank, or Mr. Meehan, have previously given the specified notice to the other of its or his election not to extend the Agreement, an additional one-year period will be added to the Amended and Restated Agreement. The Amended and Restated Agreement provides that Mr. Meehan will receive minimum annual compensation equal to a current base salary ($441,000 as of January 1, 1999), subject to no less than an annual cost of living increase, in addition to all regular benefits provided by the Bank and any sums that may be awarded under the Bank's discretionary bonus plan. Under the terms of the Amended and Restated Agreement, the Company and the Bank may terminate Mr. Meehan's employment, without incurring any continuing obligations to him, at any time for "cause," which is defined by the Amended and Restated Agreement to mean his deliberate dishonesty to the Company or the Bank, conviction of a crime involving moral turpitude, or gross and willful failure to perform his duty. If the Company and the Bank terminate Mr. Meehan's employment for any reason other than "cause," or if Mr. Meehan terminates his employment under certain conditions, the Company and the Bank will remain obligated to continue providing the compensation and benefits specified in the Amended and Restated Agreement for the duration of what otherwise would have been the term of the Amended and Restated Agreement.

      The Bank entered into amended and restated special termination agreements with each of Messrs. Meehan, Wong, Bargamian, Loth and Rivers, effective November 26, 1997, to include certain references to change in control (as defined in the Amended and Restated Special Termination Agreements) of the Company (the "Special Termination Agreements"). In addition, the Special Termination Agreements of Messrs. Meehan and Wong include the Company as a party. The Special Termination Agreements provide that (A) if there is a Change in Control and (B) if, at any time during the three-year period following such Change in Control, the Bank (and the Company, in the case of Messrs. Meehan and Wong) terminates the contracting officer's employment for any reason other than for "cause" (as defined in the Special Termination Agreement), or the contracting officer terminates his own employment following (i) his demotion;
(ii) his loss of title, office or significant authority; (iii) a reduction in his annual base salary; (iv) the failure to pay the officer his current or deferred compensation for seven days; (v) the failure to continue in effect any material compensation, incentive, bonus or benefit plan, unless an alternative equitable arrangement is agreed upon; (vi) the failure to continue to provide the officer with certain benefits; or (vii) the failure to obtain a satisfactory agreement from any successor to assume and agree to perform the Special Termination Agreements, the officer will be entitled to receive the severance benefits provided to him in his respective agreement as described below. In the case of such a termination, Mr. Meehan would be entitled to receive a lump sum payment in an amount equal to approximately three times his average annual compensation over the five previous years of his employment with the Bank, and each of Mr. Wong, Bargamian, Loth and Rivers would be entitled to receive an amount equal to approximately two times his average annual compensation over the same period.

      The Bank entered into a Supplemental Executive Retirement Plan with Mr. Meehan, effective November 1, 1994. The agreement is designed to provide the benefits which he would have been entitled to under defined benefit plans but for the reduction in the IRC 401 (a) (17) compensation ceiling to $150,000 effective November 1, 1994.

      The Bank also entered into an Executive Supplemental Benefit Agreement with Mr. Meehan, effective October 28, 1997. The Executive Supplemental Benefit Agreement generally provides for fifteen annual payments of $70,000 to Mr. Meehan upon his retirement or to a beneficiary if Mr. Meehan dies before receiving all fifteen annual payments. The annual payments are conditioned upon Mr. Meehan's fulfilling certain specified duties to render services to the Bank in an advisory or consulting capacity at the request of the Bank.

Compensation Committee Report on Executive Compensation

      The following report reflects the work of the Company's Compensation and Options Committee.

      The Company's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Company's performance goals, reward above average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified management.

      At the end of each fiscal year, the Compensation and Options Committee reviews the performance of the Chairman, President and Chief Executive Officer (the "CEO"), evaluates the performance of the Company, and establishes an appropriate salary increase for recommendation to and approval by the Board of Directors. In addition, the Compensation and Options Committee reviews the proposed salary increases for all other senior executives, and all officers as a group. In establishing the salary for the CEO, the Compensation and Options Committee (i) considers financial performance data, including, without limitation, return on assets, return on equity, asset growth and quality, and capital position, (ii) utilizes a comparison of the compensation package for comparable positions in financial institutions within the Company's peer group provided by outside consulting services and (iii) makes a subjective evaluation of the individual performance of the CEO in carrying out his or her duties and responsibilities. The committee's salary practice is to compensate the CEO to attract and retain a qualified incumbent.

      Additional short-term incentives can be earned through a discretionary bonus plan, administered by the Compensation and Options Committee. Senior executive officers as well as other officers are eligible to receive a bonus payable prior to the end of the first quarter of the following year if the Company or the Bank meets or exceeds certain base standards and individual performance warrants consideration. The base standards for 1998 were the budgeted financial goals and results of the Company and the Bank, which included earnings per share as well as other financial achievements, and the discretionary evaluation of individual performance and contributions towards those results.

      Long-term incentives are provided through the grant of stock options. These plans are administered by the Compensation and Options Committee, which has the authority to determine the individuals to whom and the terms at which option grants are made. Options are granted to individuals to reward significant contributions to company performance or to attract and retain qualified individuals. Both "incentive stock options" and "nonqualified stock options" may be granted pursuant to these plans. All options granted under these plans are required to have an exercise price per share equal to at least the fair market value of a share of Common Stock on the date the option is granted and generally vest over a period of at least three years.

      Based upon a review of the performance of the Company and Mr. Meehan's performance, which review was conducted at the Committee meeting in December 1998, Mr. Meehan's salary was increased effective January 1, 1999, from $420,000 to $441,000. Additionally, Mr. Meehan was granted 7,500 stock options and awarded a cash bonus of $95,000 in December 1998. Mr. Meehan's compensation was based on the Company's overall profitability, the performance of the Company's core banking business, the Company's asset growth and quality, the Company's deposit growth and the Company's equity growth. More specifically, the Committee acknowledged that the Company achieved record net income of $12,252,000 for 1998, an increase of $862,000 over 1997 levels. Earnings per share for 1998 also increased -- 12 cents or 10% compared to the previous year. At year end, total assets increased 1.4% from the prior year and total deposits increased 6.1% to $871.7 million. Furthermore, return on equity increased from 11.81% to 11.99%. In addition, the Committee reviewed comprehensive surveys obtained from outside consulting services, as well as compensation information of a select peer group, comparing Mr. Meehan's overall compensation to that of chief executive officers of comparable banking institutions in the Northeast, Massachusetts and the local peer group.

      Messrs. Wong, Bargamian, Loth and Rivers were also granted salary increases effective January 1, 1999 based upon their individual performance and that of the Company, as described above. In addition, Messrs. Wong, Bargamian, Loth and Rivers were granted stock options, and Messrs. Wong, Bargamian, and Rivers were also awarded a cash bonus December 1998, based upon assessments of individual performance as well as comparison to peer group compensation packages.

      This report is provided by Messrs. Burke, Crowley, Gaffey, Murray and Pizzella, the members of the Compensation and Options Committees of the Company during fiscal year 1998.

                 RELATIONSHIPS AND TRANSACTIONS WITH THE COMPANY

      Certain Directors and officers of the Company and the Bank and members of their immediate family are at present, as in the past, customers of the Bank and have transactions with the Bank in the ordinary course of business. In addition, certain of the Directors are at present, as in the past, also directors, officers or stockholders of corporations or members of partnerships that are customers of the Bank and have transactions with the Bank in the ordinary course of business. Such transactions with Directors and officers of the Company and the Bank and their families and with such corporations and partnerships were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other features unfavorable to the Bank.

                              PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock (or the Bank's common stock, prior to the formation of the Company), based on the market price of the Company's (or Bank's) common stock and assuming reinvestment of dividends, with the total return of companies within the Standard & Poor's 500 Stock Index and the Keefe, Bruyette & Woods ("KBW") New England Bank Index. The calculation of total cumulative return assumes a $100 investment in the Company's (or Bank's) common stock, the S&P 500 and the KBW New England Bank Index on December 31, 1993.

--------------------------------------------------------------------------------
      Medford Bancorp, Inc. (MDBK) Vs. The Five Year Total Return for the
                  KBW New England Bank Index and S&P 500 Index
--------------------------------------------------------------------------------

                               [PERFORMANCE GRAPH]

                                                   1993       1994       1995       1996       1997        1998
                                                   ----       ----       ----       ----       ----        ----

Medford Savings Bank/Medford Bancorp, Inc.       $100.00    $105.63    $162.38    $201.33    $315.47    $276.75
% change                                                       5.63      53.73      23.99      56.69    (12.27)

S & P 500                                        $100.00    $101.36    $139.31    $171.21    $228.26    $293.36
% change                                                       1.36      37.44      22.90      33.32      28.52

KBW New England Bank Index                       $100.00    $100.67    $157.13    $217.03    $373.11    $344.79
% change                                                       0.67      56.08      38.12      71.92     (7.59)

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations, the Company's executive officers and directors must file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market, Inc. and furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, no executive officer or director of either the Bank or the Company failed to file any such reports.

                                   ACCOUNTANTS

      The firm of Wolf & Company, P.C. served as the Company's independent public accountants for the year ended December 31, 1998 and is expected to serve as the Company's independent public accountants for 1999. Representatives of Wolf & Company, P.C. are expected to be present at the Annual Meeting to be available to respond to appropriate questions, and to have the opportunity to make a statement if they so desire.

                                  OTHER MATTERS

      It is not anticipated that any matters other than those set forth in this Proxy Statement will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received in writing by the Company at its principal executive offices on or before November 24, 1999 in order to be considered for inclusion in its proxy statement and form of proxy relating to the 2000 Annual Meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy. The Company's By-Laws also provide that any stockholder wishing to have a proposal or director nomination considered at the 2000 Annual Meeting must provide written notice of such proposal or director nomination, along with appropriate supporting materials as set forth in the Company's By-laws, to the Clerk of the Company at the Company's principal executive office not less than 75 days nor more than 120 days prior to April 26, 2000; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before April 26, 2000 or more than 60 days after April 26, 2000, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such Annual Meeting, or (b) the 15th day following the day on which public disclosure of the date of such Annual Meeting is first made by the Company. Any proposals or nominations that are not received during this period will not be considered at the 2000 Annual Meeting. Any stockholder wishing to submit a proposal or director nomination should review the By-law requirements regarding proposals and director nominations and should submit any such proposal or director nomination and appropriate supporting documentation to: Medford Bancorp, Inc., 29 High Street, Medford, Massachusetts 02155, Attention:
Shareholder Relations. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals or nominations, subject to SEC rules governing the exercise of this authority.


March 24, 1999

|X| PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                        ---------------------------------
                              MEDFORD BANCORP, INC.
                        ---------------------------------

RECORD DATE SHARES:



1. Election of four directors for a three year term.

                                          For All       With-         For All
                                          Nominees      hold          Except

            David L. Burke                  |_|          |_|            |_|
            Mary Lou Doherty
            Arthur H. Meehan
            Eugene R. Murray

If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with report thereto and the Company's 1998 Annual Report to Stockholders, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Mark box at right if an address change or comment has been noted on
the reverse side of this card.                                          |_|

                                                       -------------------------
Please be sure to sign and date this Proxy.             Date:
--------------------------------------------------------------------------------



--------Stockholder sign here---------------------------Co-owner sign here------

DETACH CARD                                                          DETACH CARD

                              MEDFORD BANCORP, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 26, 1999.

Thank you in advance for your prompt consideration.


RGNCM1

                              MEDFORD BANCORP, INC.

   Proxy for the Annual Meeting of Stockholders to be held on April 26, 1999
               This Proxy is Solicited by the Board of Directors

The undersigned hereby constitutes and appoints Arthur H. Meehan, William F. Rivers and George A. Bargamian, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them (each having full power to act without the other) to represent and to vote all shares of Common Stock of Medford Bancorp, Inc. (the "Company") held of record by the undersigned at the close of business on March 1, 1999 at the Annual Meeting of Stockholders to be held at Medford Savings Bank, Five High Street, Suite 202, Medford, Massachusetts, on Monday, April 26, 1999 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election to the Company's Board of Directors of the four nominees listed in Proposal 1 on the reverse side. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this proxy and return it in the enclosed envelope prior to the Annual Meeting of Stockholders, April 26, 1999.

Proxy for the Annual Meeting of Stockholders to be held on April 26, 1999 (please date and sign on reverse side, and mail your proxy card promptly in the enclosed envelope).

--------------------------------------------------------------------------------
  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, each person must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

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RGNCM2